Exhibit 99.1

   SERENA Software Announces Preliminary Second Quarter Fiscal 2004 Results


     Expects Non GAAP EPS $.15 to $.16, Total Revenues $24 to $25 Million



    SAN MATEO, Calif., Aug. 5 /PRNewswire-FirstCall/ -- SERENA Software, Inc.

(Nasdaq: SRNA), announced today preliminary second quarter financial results for the fiscal quarter ending July 31, 2003. Based on preliminary estimates,

the company expects license revenues to be in the range of $9.5 to $10 million, total revenues in the range of $24 to $25 million and net income per fully diluted share excluding intangibles amortization of $.15 to $.16, which are below the company's original guidance of $26 to $27 million in total revenue and $.17 to $.18 in net income per fully diluted share excluding intangibles amortization.

    The results are preliminary and actual results could vary materially when the company reports final earnings for the second quarter of fiscal 2004 on

August 21, 2003 after the market close. Further details on the company's expectations going forward will be provided in that conference call.

    "We had several large transactions which we expected to close at the end of the quarter that were delayed.  In this economy execution has to be perfect and I was disappointed that we were not able to get the job done," said

Mark Woodward, CEO and President. "We remain in outstanding financial shape and I believe we are well positioned for growth when the spending environment improves."

    Second quarter earnings per share on a GAAP basis are preliminarily estimated to be $.10 to $.11 per fully diluted share.  The difference between

GAAP and Non GAAP fully diluted earnings per share is the exclusion of intangibles amortization, including intangibles amortization from the recently completed Teamshare acquisition.



    Commentary Available

    A conference call to discuss the preliminary results is scheduled for

2:00 PM Pacific time today and may be accessed live via the Internet at

www.companyboardroom.com or www.serena.com.  A replay of the webcast will be available until August 13. Additionally investors can listen to the call by dialing 800-201-1027 or 706-679-7393 at least 5 minutes prior to the start time.  A replay of the call will be available through August 12, 2003 by dialing 706-645-9291, code #2151793.



    About SERENA Software, Inc.

    SERENA Software, Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing application change management solutions to the world's leading enterprises.

With its recent acquisition of TeamShare, Inc., Serena's products are in use at over 3,000 customer sites -- including 46 of the Fortune 50. Serena leads the way in ECM by providing a single point of control to manage software code and Web content changes throughout the enterprise, from the mainframe to the

Web. This ensures application availability and speeds time to market -- while reducing development costs. With headquarters in San Mateo, California, Serena serves customers worldwide through local offices and an international network of distributors. www.serena.com.



    This press release contains "forward-looking statements" under the Private

Securities Reform Act of 1995. The preliminary estimates of revenues,

expenses, net income and GAAP and Non GAAP net income per diluted share contained in this press release are subject to change and could differ materially from final reported results.  The final financial results for the second fiscal quarter of 2004 could differ materially from the estimates in this press release. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include,

but are not limited to, our reliance on our mainframe products for revenue;

the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates;

changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; successful integration of our recent acquisition; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 29, 2003 and Form 10Q filed on June 13, 2003. SERENA assumes no obligation to update the forward-looking information contained in this press release.



    Trademarks

    Serena, ChangeMan and StarTool are registered trademarks of SERENA

Software Inc.  All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.



SOURCE  SERENA Software, Inc.

    -0-                             08/05/2003

    /CONTACT:  Robert I. Pender, Jr., Chief Financial Officer of SERENA

Software, Inc., +1-650-522-6604/

    /Web site:  http://www.serena.com /

    (SRNA)



CO:  SERENA Software, Inc.

ST:  California

IN:  CPR STW

SU:  ERP CCA